Exhibit 99.1

Apollo Group, Inc. News Release

APOLLO GROUP, INC. REPORTS FISCAL 2006
THIRD QUARTER RESULTS
     Phoenix, Arizona, June 20, 2006 — Apollo Group, Inc. (Nasdaq:APOL) today reported fiscal 2006 financial results for the third quarter ended May 31, 2006.
     Net income attributed to Apollo Education Group common stock for the three months ended May 31, 2006, was $133.3 million, or $.77 per diluted share on 174.2 million weighted average shares outstanding, compared to $141.8 million, or $.77 per diluted share on 184.3 million weighted average shares outstanding reported for the same period last year.
     Net income attributed to Apollo Education Group common stock for the nine months ended May 31, 2006, was $344.8 million, or $1.95 per diluted share, compared to $338.5 million, or $1.81 per diluted share reported for the same period last year.
     Total consolidated revenues for Apollo Group, Inc. for the three months ended May 31, 2006, rose 5.6% to $653.6 million, compared with $619.0 million in the third quarter of fiscal 2005. The third quarter of fiscal 2005 contained an extra week at the University of Phoenix Online, thereby increasing revenue in the related period by approximately $20 million. The University of Phoenix accounted for 83.3% of the $600.1 million in net tuition revenues from students enrolled in degree programs for the quarter ended May 31, 2006.
     Total consolidated revenues for Apollo Group, Inc. for the nine months ended May 31, 2006, rose 11.6% to $1.852 billion, compared with $1.660 billion in the same period last year. The University of Phoenix accounted for 83.3% of the $1.709 billion in net tuition revenues from students enrolled in degree programs for the nine months ended May 31, 2006.
     Consolidated degree enrollments for University of Phoenix and Western International University’s Axia College at May 31, 2006, increased by 10.7% to 295,600 students compared to 267,100 students at May 31, 2005. Consolidated degree enrollments of online students increased 20.6% between periods.
     Commenting on the quarter, Brian Mueller, President, said, “During the third quarter, we began operations in four new UOP campuses: Merrillville, Indiana; Madison, Wisconsin; Omaha, Nebraska; and Columbia, South Carolina. We continue to stay focused on our growth strategies. Our strategic and accelerated marketing programs are gaining traction and we are confident we are on the right course. We remain committed to the development of instructional delivery models and student administrative support systems that will increase student learning outcomes and retention through graduation.”
~continued~

     The company will hold a conference call to discuss these earnings results at 11:00 AM Eastern time, 8:00 AM Phoenix time, on Tuesday, June 20, 2006. The call may be accessed by dialing (877) 292-6888 (domestic) or (706) 634-1393 (internationally). The conference ID number is 9319496. A live webcast of this event may be accessed by visiting the company website at: www.apollogrp.edu. A replay of the call will be available on our website or at (706) 645-9291 (conf. ID # 9319496) until June 30, 2006.
     Apollo Group, Inc. has been providing higher education programs to working adults for almost 30 years. Apollo Group, Inc., operates through its subsidiaries: The University of Phoenix, Inc., Institute for Professional Development, The College for Financial Planning Institutes Corporation, and Western International University, Inc. The consolidated enrollment in its educational programs makes it the largest private institution of higher education in the United States. It offers educational programs and services at 97 campuses and 159 learning centers in 39 states, Puerto Rico, Alberta, British Columbia, Netherlands, and Mexico.
     For more information about Apollo Group, Inc. and its subsidiaries, call (800) 990-APOL or visit Apollo on the company website at: www.apollogrp.edu.
-Table to Follow-

APOLLO GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	For the Three Months Ended		For the Nine Months Ended
	May 31,		May 31,
	2006	2005	2006	2005
(In thousands, except per share amounts)
Revenues:
Tuition and other, net	$653,628	$619,011	$1,852,063	$1,659,630

Costs and expenses:
Instructional costs and services	273,073	243,232	791,405	682,284
Selling and promotional	137,873	118,153	390,419	359,754
General and administrative	30,977	29,323	118,262	74,010

	441,923	390,708	1,300,086	1,116,048

Income from operations	211,705	228,303	551,977	543,582
Interest income and other, net	4,476	3,984	12,546	12,401

Income before income taxes	216,181	232,287	564,523	555,983
Provision for income taxes	82,840	90,449	219,773	217,500

Net income	$133,341	$141,838	$344,750	$338,483

Earnings per share attributed to Apollo Education Group common stock:

Diluted net income per share	$0.77	$0.77	$1.95	$1.81

Diluted weighted average shares outstanding	174,239	184,322	176,602	187,053

The company adopted SFAS 123(R) during the first quarter of 2006 resulting in $3.5 million and $22.0 million of stock-based compensation expense for the three and nine months ended May 31, 2006, respectively. There was no stock-based compensation expense related to employee stock options and employee stock purchases under SFAS 123 in the same periods of fiscal 2005 because the Company did not adopt the recognition provisions of SFAS 123. Net income, including pro forma stock-based compensation expense, as previously disclosed in the notes to the Condensed Consolidated Financial Statements for the three and nine months ended May 31, 2005, was $138.3 million or $0.75 per diluted share, and $326.5 million or $1.74 per diluted share, respectively.
~continued~

APOLLO GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	May 31,	August 31,
	2006	2005
(Dollars in thousands)
Assets:
Current assets
Cash and cash equivalents	$201,463	$145,607
Restricted cash	245,108	225,706
Marketable securities	72,190	224,112
Receivables, net	190,143	201,615
Deferred tax assets, net	16,851	14,991
Other current assets	20,124	23,058

Total current assets	745,879	835,089
Property and equipment, net	297,119	268,661
Marketable securities	62,928	97,350
Cost in excess of fair value of assets purchased, net	37,096	37,096
Deferred tax assets, net	32,266	35,756
Other assets	28,248	28,993

Total assets	$1,203,536	$1,302,945

Liabilities and Shareholders’ Equity:
Current liabilities
Current portion of long-term liabilities	$22,063	$18,878
Accounts payable	38,401	40,129
Accrued liabilities	66,017	61,315
Income taxes payable	14,622	9,740
Student deposits and current portion of deferred revenue	399,381	387,910

Total current liabilities	540,484	517,972
Deferred tuition revenue, less current portion	441	351
Long-term liabilities, less current portion	79,961	77,748

Total liabilities	620,886	596,071

Commitments and contingencies
Shareholders’ equity
Preferred stock, no par value, 1,000,000 shares authorized; none issued
Apollo Education Group Class A nonvoting common stock, no par value, 400,000,000 shares authorized; 188,002,000 issued at May 31, 2006 and August 31, 2005, and 172,448,000 and 179,184,000 outstanding at May 31, 2006 and August 31, 2005, respectively	103	103
Apollo Education Group Class B voting common stock, no par value, 3,000,000 shares authorized; 477,000 issued and outstanding at May 31, 2006 and August 31, 2005	1	1
Additional paid-in capital
Apollo Education Group Class A treasury stock, at cost, 15,554,000 and 8,818,000 shares at May 31, 2006 and August 31, 2005, respectively	(1,061,172)	(645,742)
Retained earnings	1,645,381	1,353,650
Accumulated other comprehensive loss	(1,663)	(1,138)

Total shareholders’ equity	582,650	706,874

Total liabilities and shareholders’ equity	$1,203,536	$1,302,945

~continued~

APOLLO GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	For the Nine Months Ended
	May 31,
	2006	2005
(In thousands)
Cash flows provided by (used for) operating activities:
Net income	$344,750	$338,483
Adjustments to reconcile net income to net cash provided by operating activities:
Stock-based compensation expense	14,475
Depreciation and amortization	49,291	39,157
Amortization of investment premiums	841	3,023
Provision for uncollectible accounts	57,275	30,180
Deferred income taxes	1,630	17,099
Tax benefits of stock options exercised		28,266
Excess tax benefits from stock-based compensation	(9,590)
Cash received for tenant improvements	1,594	1,263
Non-cash early occupancy expense		2,877
Changes in assets and liabilities
Receivables	(45,803)	(64,599)
Other assets	2,431	(3,181)
Accounts payable and accrued liabilities	(2,366)	(26,023)
Income taxes	17,438	29,946
Student deposits and deferred revenue	11,860	42,247
Other liabilities	3,499	3,879

Net cash provided by operating activities	447,325	442,617

Cash flows provided by (used for) investing activities:
Net additions to property and equipment	(34,203)	(80,755)
Development of land and buildings related to future Online expansion	(35,266)
Purchase of marketable securities	(259,805)	(39,211)
Maturities of marketable securities	445,308	303,130
Purchase of restricted securities	(662,146)	(308,464)
Maturities of restricted securities	642,744	252,444
Purchase of other assets	(1,686)	(1,710)

Net cash provided by investing activities	94,946	125,434

Cash flows provided by (used for) financing activities:
Purchase of Apollo Education Group Class A common stock	(514,931)	(698,851)
Issuance of Apollo Education Group Class A common stock	25,691	43,170
Cash paid for cancellation of vested options	(6,240)
Excess tax benefits from stock-based compensation	9,590

Net cash used for financing activities	(485,890)	(655,681)

Currency translation loss	(525)	(264)

Net increase (decrease) in cash and cash equivalents	55,856	(87,894)
Cash and cash equivalents at beginning of period	145,607	156,669

Cash and cash equivalents at end of period	$201,463	$68,775

Supplemental disclosure of non-cash investing activities
Tenant improvement allowances	$11,639	$12,576
Purchases of property and equipment included in accounts payable	$5,340	$11,998
~continued~

APOLLO GROUP, INC. AND SUBSIDIARIES
DEGREE ENROLLMENTS
(Unaudited)

	May 31,
	2006	2005

The University of Phoenix, Inc. and Axia College
Associates	66,100	34,000
Bachelors	156,400	164,500
Masters	69,300	66,000
Doctoral	3,800	2,600

	295,600	267,100

Apollo Group, Inc. Consolidated
Associates	73,400	41,200
Bachelors	168,600	177,400
Masters	77,300	74,300
Doctoral	3,800	2,600

	323,100	295,500

~continued~

APOLLO GROUP, INC. AND SUBSIDIARIES
SUPPLEMENTARY DATA—THREE MONTHS ENDED MAY 31, 2006
(Unaudited)
     Instructional costs and services increased by $29.9 million in the three months ended May 31, 2006, from the three months ended May 31, 2005. The following table sets forth the changes in significant components of instructional costs and services, in millions:

			Percent of Revenues
	For the Three Months Ended		For the Three Months Ended
	May 31,		May 31,
	2006	2005	2006	2005

Employee compensation and related expenses	$97.0	$88.6	14.8%	14.3%
Stock-based compensation	2.4		0.3%
Faculty compensation	54.9	52.8	8.4%	8.6%
Classroom lease expenses and depreciation	48.3	44.2	7.4%	7.1%
Financial aid processing costs	13.5	10.6	2.1%	1.7%
Bad debt expense	17.4	11.3	2.7%	1.8%
Other instructional costs and services	39.6	35.7	6.1%	5.8%

Instructional costs and services	$273.1	$243.2	41.8%	39.3%

     Selling and promotional expenses increased by $19.7 million in the three months ended May 31, 2006, from the three months ended May 31, 2005. The following table sets forth the changes in significant components of selling and promotional expenses, in millions:

			Percent of Revenues
	For the Three Months Ended		For the Three Months Ended
	May 31,		May 31,
	2006	2005	2006	2005

Enrollment advisors’ compensation and related expenses	$63.6	$51.3	9.7%	8.3%
Stock-based compensation	0.4		0.1%
Advertising	56.9	50.6	8.7%	8.2%
Other selling and promotional expenses	17.0	16.3	2.6%	2.6%

Selling and promotional expenses	$137.9	$118.2	21.1%	19.1%

     General and administrative expenses increased by $1.7 million in the three months ended May 31, 2006, from the three months ended May 31, 2005. The following table sets forth the changes in significant components of general and administrative expenses, in millions:

			Percent of Revenues
	For the Three Months Ended		For the Three Months Ended
	May 31,		May 31,
	2006	2005	2006	2005

Employee compensation and related expenses	$12.7	$12.7	1.9%	2.0%
Stock-based compensation	0.7		0.1%
Legal, audit, and corporate insurance	4.4	2.5	0.7%	0.4%
Administrative space and depreciation	6.1	7.3	0.9%	1.2%
Other general and administrative expenses	7.1	6.8	1.1%	1.1%

General and administrative expenses	$31.0	$29.3	4.7%	4.7%

~continued~

APOLLO GROUP, INC. AND SUBSIDIARIES
SUPPLEMENTARY DATA—NINE MONTHS ENDED MAY 31, 2006
(Unaudited)
     Instructional costs and services increased by $109.1 million in the nine months ended May 31, 2006, from the nine months ended May 31, 2005. The following table sets forth the changes in significant components of instructional costs and services, in millions:

			Percent of Revenues
	For the Nine Months Ended		For the Nine Months Ended
	May 31,		May 31,
	2006	2005	2006	2005

Employee compensation and related expenses	$275.3	$250.4	14.9%	15.1%
Stock-based compensation	8.7		0.4%
Faculty compensation	157.3	140.7	8.5%	8.5%
Classroom lease expenses and depreciation	141.0	126.2	7.6%	7.6%
Financial aid processing costs	39.0	31.3	2.1%	1.9%
Bad debt expense	57.3	30.3	3.1%	1.8%
Other instructional costs and services	112.8	103.4	6.1%	6.2%

Instructional costs and services	$791.4	$682.3	42.7%	41.1%

     Selling and promotional expenses increased by $30.6 million in the nine months ended May 31, 2006, from the nine months ended May 31, 2005. The following table sets forth the changes in significant components of selling and promotional expenses, in millions:

			Percent of Revenues
	For the Nine Months Ended		For the Nine Months Ended
	May 31,		May 31,
	2006	2005	2006	2005

Enrollment advisors’ compensation and related expenses	$183.1	$151.2	9.9%	9.1%
Stock-based compensation	1.3		0.1%
Advertising	162.8	166.5	8.8%	10.0%
Other selling and promotional expenses	43.2	42.1	2.3%	2.6%

Selling and promotional expenses	$390.4	$359.8	21.1%	21.7%

     General and administrative expenses increased by $44.3 million in the nine months ended May 31, 2006, from the nine months ended May 31, 2005. The following table sets forth the changes in significant components of general and administrative expenses, in millions:

			Percent of Revenues
	For the Nine Months Ended		For the Nine Months Ended
	May 31,		May 31,
	2006	2005	2006	2005

Employee compensation and related expenses	$57.6	$34.6	3.1%	2.1%
Stock-based compensation	12.0		0.7%
Legal, audit, and corporate insurance	10.0	6.2	0.5%	0.4%
Administrative space and depreciation	17.7	15.1	1.0%	0.9%
Other general and administrative expenses	21.0	18.1	1.1%	1.0%

General and administrative expenses	$118.3	$74.0	6.4%	4.4%

     Included in the above general and administrative employee compensation and related expenses is $19.0 million related to our former CEO’s Separation Agreement. Included in the above general and administrative stock-based compensation is $7.5 million related to our former CEO’s Separation Agreement.

Company Contact: Kenda B. Gonzales, CFO ~ (800) 990-APOL ~ kenda.gonzales@apollogrp.edu
Investor Relations Contact: Janess Pasinski ~ Apollo Group, Inc. ~ (800) 990-APOL, option 6 ~ janess@apollogrp.edu
Press Contact: Ayla Dickey ~ Apollo Group, Inc. ~ (480) 557-2952 ~ ayla.dickey@apollogrp.edu